EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Malvern Bancorp, Inc.

Paoli, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-184445 and 333-207214) of Malvern Bancorp, Inc. of our reports dated December 13, 2016, relating to the consolidated financial statements and the effectiveness of Malvern Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
December 13, 2016